Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Khosla Ventures Acquisition Co.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2021, relating to the financial statements of Khosla Ventures Acquisition Co., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

McLean, Virginia

September 22, 2021